UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

CHARTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	001-34889	58-2659667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia		31833
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 645-1391

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of Charter Financial Corporation (the “Company”) was held on February 23, 2011 (the “Annual Meeting”). The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote of the shareholders was as follows:

Matter 1. The election of Robert L. Johnson, David Z. Cauble, III and David L. Strobel to serve as directors for three-year terms and until their successors are elected and qualified, and the election of Edward D. Smith to serve as director for a two-year term and until his successor is elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert L. Johnson	16,046,030	18,402	1,938,928
David Z. Cauble, III	15,886,425	178,007	1,938,928
David L. Strobel	15,879,802	184,630	1,938,928
Edward D. Smith	16,045,997	18,435	1,938,928

Matter 2. The ratification of the appointment of Dixon Hughes PLLC as the Company’s independent public accounting firm for the year ending September 30, 2011.

Shares Voted For	Shares Voted Against	Abstentions
17,979,643	22,898	819

Matter 3. To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
15,977,870	34,659	51,958	1,938,928

Matter 4. A vote upon the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

	Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
Votes	2,313,180	126,837	13,461,020	2,003,210	1,938,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Date: February 25, 2011		Chief Financial Officer